UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

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BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

Barnwell Announces Delaware Court of Chancery Rules in Favor of Barnwell and its Board of Directors

Court Agrees Board Acted Reasonably to Reject Sherwood’s Director Nominations for Failure to Comply with Bylaws

Uncontested 2025 Annual Meeting to be Held as Scheduled on May 29, 2025

Alex Kinzler Informs Board of His Decision Not to Stand for Election
at the 2025 Annual Meeting

HONOLULU, May 22, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today announced that the Delaware Court of Chancery (the “Court”) has ruled in favor of Barnwell and its Board of Directors in determining that the director nomination notice submitted by Ned Sherwood and certain of his affiliates (the “Sherwood Group”) in connection with the Company’s 2025 Annual Meeting of Stockholders was deficient and did not comply with the Company’s bylaws. As a result, the Company will disqualify the Sherwood Group’s nominees from standing for election at the 2025 Annual Meeting, which will be held as an uncontested election on its currently scheduled date of May 29, 2025.

Joshua Horowitz, independent director of the Board of Barnwell and Chairman of the Nomination and Executive Committees, stated, “We are pleased that the Court ruled in favor of the Company and the Board and upheld our application of the plain language of Barnwell’s bylaws regarding the submission of director nominations. We call on the Sherwood Group to end its disruptive campaigns and support what should be our joint interest in value creation for the Company, without continued expense and unnecessary distraction.”

Barnwell separately announced today that Alexander C. Kinzler, 9.8% stockholder of the Company, has informed the Board that, in light of the results of the recent consent solicitation by the Sherwood Group, he has voluntarily determined not to stand for election at the 2025 Annual Meeting.

Mr. Horowitz continued, “We thank Alex for his guidance and significant contributions to the Board. We also welcome Heather Isidoro to the Board and, if she is willing to serve, look forward to benefiting from her industry expertise, relevant experience over her career and the new perspectives she will bring to the Board.”

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Barnwell will file supplemental materials with the Securities and Exchange Commission in connection with, among other things, the uncontested 2025 Annual Meeting, the Court ruling and Mr. Kinzler’s decision not to stand for election at the 2025 Annual Meeting.

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, our expectations regarding the outcome of the 2025 annual meeting of stockholders and our ability to successfully solicit proxies from our stockholders in connection with the 2025 annual meeting of stockholders. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Sherwood Group, our ability to successfully solicit proxies from stockholders in connection with the 2025 annual meeting of stockholders, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2024, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and December 31, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACT:	Investors:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com

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